                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report: (Date of earliest event reported):
                    September 30, 1997 (September 29, 1997)


                                GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        TEXAS                       1-8226                  74-2144774
(STATE OF INCORPORATION)   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                        IDENTIFICATION NO.)


                        10370 RICHMOND AVENUE, SUITE 600
                           HOUSTON, TEXAS 77042-4136
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 (713) 435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5. OTHER EVENTS

        On Monday, September 29, 1997, Grey Wolf, Inc., a Texas corporation (the "Company"), announced that it filed a registration statement with the Securities and Exchange Commission to register 25,000,000 shares of its common stock, par value $0.10 per share (the "Common Stock"). The Company intends to offer for sale 12,500,000 newly issued shares of Common Stock and certain shareholders will offer 12,500,000 additional shares of Common Stock for sale.

        Credit Suisse First Boston, BT Alex. Brown, Donaldson, Lufkin & Jenrette, Howard, Weil, Labouisse, Friedrichs, and Johnson Rice & Company will manage the proposed underwriting syndicate.

        A registration statement relating to the Common Stock has not yet been declared effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

        A copy of the prospectus can be obtained from Credit Suisse First Boston prospectus department at 11 Madison Avenue, New York, New York 10010.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 1997

                                        GREY WOLF, INC.


                                        By:  /s/ T. SCOTT O'KEEFE
                                           -----------------------------------
                                            T. Scott O'Keefe
                                            Senior Vice President and
                                              Chief Financial Officer